EXHIBIT 23.1 CONSENT OF CONSENT OF LAWRENCE SCHARFMAN & CO., CPA, P.C.

December 5, 2006

Board of Directors
LitFunding Corp.
6375 S. Pecos Rd., Suite 217
Las Vegas, Nevada 89120

Gentlemen:

We hereby consent to the use of our audit report of LitFunding Corp. for the year ended December 31, 2005 in the Form SB-2 of LitFunding Corp., dated December 5, 2006.

/s/ Lawrence Scharfman
Lawrence Scharfman & Co., CPA, P.C.
Boynton Beach, FL

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